EXHIBIT 99.1

UNIFY TO ACQUIRE LEADING ARCHIVING AND
RECORDS COMPLIANCE PROVIDER AXS-ONE

Unify to Expand Technology Portfolio with Integrated Content Archiving Solutions

ROSEVILLE, Calif., – April 16, 2009 – Unify Corp. (NASDAQ: UNFY), a global provider of application development, database and migration products, today announced that it has entered into a definitive agreement to acquire AXS-One (OTCBB: AXSO), a leading provider of integrated content archiving software solutions. The acquisition, which is subject to approval by the stockholders of Unify and AXS-One, is expected to close by the end of Unify’s fiscal first quarter, ending July 31, 2009.

Through the agreement, Unify will purchase all outstanding shares and debt of AXS-One in an all-stock transaction valued at approximately $8.0 million, based on Unify’s closing stock price yesterday, subject to certain closing adjustments.

The acquisition is expected to create a more competitive, cost efficient company with a larger customer base, increased maintenance revenues and a significant growth potential. AXS-One’s 2008 revenues were $13.4 million, up 12% over 2007, including approximately 48% recurring maintenance revenue. Based on the expense reductions previously implemented by AXS-One and the further cost savings expected post closing, Unify expects the transaction to be accretive on a non-GAAP basis by the end of its fiscal second quarter, ending October 31, 2009.

AXS-One will become a wholly-owned subsidiary of Unify, benefiting from Unify’s financial stability, operational strength and distribution channel to accelerate its innovation and leadership in the integrated content archiving market as well as in the emerging e-mail migration market.

“The acquisition of AXS-One advances Unify’s growth strategy to acquire superior technology companies that can leverage our technology strengths, extensive customer base and worldwide distribution channel,” said Todd Wille, CEO of Unify. “The acquisition enables the combined company to meet a broader set of customers’ needs, accelerate direct and channel sales, and achieve significant cost synergies, which we expect will increase Unify’s revenue, profitability and stockholder value.”

Bill Lyons, CEO of AXS-One, commented, “This transaction represents a tremendous opportunity for both AXS-One and Unify. Together our companies create a stronger, more profitable, customer-centric organization that can better address growing business opportunities with customers and partners worldwide. By leveraging our combined size, increased efficiencies, and international presence and distribution, we believe we will significantly strengthen our position in the market. Industry analysts are forecasting the e-mail archiving market to grow to $1.7 billion by 2012. With today’s announcement, we believe we are well-positioned for growth.”

AXS-One’s AXS-One Compliance Platform™ is an integrated content archiving software solution designed to capture, index, archive, search, supervise, manage retention and disposition, and provide legal discovery on all electronic records, including e-mail, instant messages, desktop documents, SharePoint documents, voice, images, reports, and SAP documents and data, for operational efficiency, compliance management and litigation readiness. Additionally, AXS-One offers a migration portfolio which enables customers to choose between messaging platforms, including Microsoft and IBM, complementing Unify’s Composer migration portfolio, which offers application migration options for the mainframe, Java, Microsoft and Oracle environments.

Under the terms of the agreement, which has been unanimously approved by both boards of directors, all AXS-One outstanding common stock and warrants to purchase AXS-One common stock will be converted into 1 million shares of Unify common stock or warrants to purchase shares of Unify common stock; and the convertible notes of AXS-One in the aggregate principal amount of approximately $13 million will be exchanged for approximately 2.1 million shares of Unify common stock, subject to certain closing adjustments. The debt holders may also be issued additional shares of Unify common stock based on the performance of AXS-One’s product revenue over the 12 months after the effective date of the merger. Upon closing, current AXS-One stockholders will own approximately 27%, and current Unify stockholders will own approximately 73%, of the combined company. Certain AXS-One stockholders and certain Unify stockholders have executed agreements obligating them to vote in favor of the merger.

Management Conference Call
The management teams of both companies will host a conference call today at 11 a.m. Eastern. The call can be accessed at 1-800-257-7087 (U.S.) or 303-262-2052 (outside U.S.) A live Webcast of the call will also be provided at unify.com. For those unable to listen to the live conference call, a telephone replay will be available at 800-405-2236 or 303-590-3000, using the passcode 11130593#. The telephone replay will be available beginning April 16, 2009 at 2 p.m. Eastern and will be available for seven days. A Webcast archive will also be available on each company’s investor relations Web sites.

About Unify
Unify (NASDAQ: UNFY) is a global provider of application development, data management and migration solutions that enable organizations to cost-effectively deliver modern, data-rich applications and databases. The company’s software and services modernize and maximize the development, deployment and performance of business-critical applications and data, while providing a measurable return on investment. Unify is headquartered in Roseville, Calif., with offices in London, Munich, Calgary, Paris, and Sydney. Visit www.unify.com or email info@unify.com.

About AXS-One Inc.
AXS-One (OTC BB: AXSO) is a leading provider of high performance Records Compliance Management software solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and Gramm-Leach-Bliley. AXS-One's award-winning technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1979, and headquartered in Rutherford, N.J., AXS-One has offices worldwide including the United States, Australia, Singapore and the United Kingdom. For further information, visit the AXS-One Web site at http://www.axsone.com.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market conditions, unfavorable economic conditions, our ability to execute our business strategy, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q.

This communication is being made in respect of the proposed transaction involving Unify and AXS-One. In connection with the proposed transaction, Unify plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, and, Unify plans to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Unify and AXS-One. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Unify through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Unify by directing a request to Unify Corp., ATTN: Investor Relations, 1420 Rocky Ridge Drive, Suite 380, Roseville, California 95661, or going to Unify’s corporate website at www.unify.com.

Unify and AXS-One, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Unify’s directors and executive officers is contained in its Annual Report on Form 10-K filed with the SEC on July 1, 2008. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

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Unify and AXS-One are trademarks of Unify Corp. and AXS-One Inc., respectively. All other company and product names are trademarks or registered trademarks of their respective companies.